UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 21, 2010

Taylor Capital Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-50034	36-4108550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois	60018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 653-7978

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 21, 2010, Taylor Capital Group, Inc. (the “Registrant”) entered into a securities purchase agreement to sell $37.5 million of 8% Non-Cumulative, Convertible Perpetual Preferred Stock, Series C (“Series C Preferred”), and $37.5 million in principal amount of 8% subordinated notes, together with detachable warrants to purchase shares of the Registrant’s common stock as described below, in a private placement to institutional and individual accredited investors. The investors in these transactions will include certain members of the Registrant’s board of directors, including Harrison I. Steans and Jennifer W. Steans, certain members of the Registrant’s management, including the Chairman of the Registrant’s board of directors, Bruce W. Taylor, and the Registrant’s Chief Executive Officer, Mark A. Hoppe, and a number of Chicago-based investment firms and individuals. The proceeds of these transactions will primarily be used as an ongoing source of strength for the balance sheet and regulatory capital of the Registrant and Cole Taylor Bank, the Registrant’s wholly-owned subsidiary bank, and to support the Registrant’s future growth plans. A copy of the Registrant’s press release, dated May 21, 2010, announcing its entry into this securities purchase agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The preferred stock private placement includes a total of 1,500,000 shares of Series C Preferred, with a purchase price and liquidation preference of $25.00 per share.

The Series C Preferred will pay non-cumulative dividends quarterly in arrears at an annual rate of 8% of the liquidation preference beginning in October 2010 and will have a conversion price of $12.28 per share. The Series C Preferred will be convertible into an aggregate of up to 3,053,745 shares of the Registrant’s common stock at the option of the preferred stockholders at any time, and will be convertible at the option of the Registrant at any time after the earlier to occur of (1) the fifth anniversary of closing, and (2) the first date on which the volume-weighted average per share price of the Registrant’s common stock equals or has exceeded 130% of the then applicable conversion price of the Series C Preferred for at least 20 trading days within any period of 30 consecutive trading days occurring after the third anniversary of the closing.

The subordinated notes issued by the Registrant in the subordinated debt and warrant transaction will bear interest at an annual rate of 8% and will mature on the tenth anniversary of the closing, but may be prepaid at the Registrant’s option on or after the second anniversary of the date of the subordinated notes; provided that any prepayment of the subordinated notes by the Registrant on or after the second anniversary of the date of the subordinated notes, but prior to the fifth anniversary of the date of the subordinated notes, shall be subject to a prepayment premium as follows: (1) with respect to any prepayment from and after the second anniversary of the date of the subordinated notes, but prior to the third anniversary of the date of the subordinated notes, the amount of prepayment shall be 102.5% of the principal amount to be prepaid, (2) with respect to any prepayment from and after the third anniversary of the date of the subordinated notes, but prior to the fourth anniversary of the subordinated notes, the amount of prepayment shall be 101.5% of the principal amount to be prepaid, and (3) with respect to any prepayment from and after the fourth anniversary of the date of the subordinated notes, but prior to the fifth anniversary of the date of the subordinated notes, the amount of prepayment shall be 100.5% of the principal amount to be prepaid. For every $1,000 in principal amount of the subordinated notes, investors in this transaction also will receive a warrant to purchase 25 shares of the Registrant’s common stock at an exercise price of $12.28 per share, which represents an aggregate of 937,500 shares of common stock. The warrants will not be exercisable until 180 days after the date of issuance of the warrants, and the warrants expire on the fifth anniversary of issuance.

The Registrant expects to close the preferred stock transaction and the subordinated debt and warrant transaction on or about June 1, 2010, and each transaction is subject to a number of closing conditions.

The Registrant has also agreed to enter into a registration rights agreement to provide the investors purchasing shares of preferred stock in the offering with registration rights with respect to shares of common stock owned by them and shares of common stock issued or issuable upon the exercise of their warrants (including warrants issued to preferred stock investors participating in the subordinated debt offering).

The Registrant has agreed to reduce the commitment of Prairie Capital IV, L.P. and Prairie Capital IV QP, L.P. (collectively, the “Prairie Capital Funds”) to acquire shares of Series C Preferred to the extent that the Prairie Capital Funds determine in good faith that the performance of their obligations under the securities purchase agreement would violate any federal or state law, rule or regulation and/or subject either of the Prairie Capital Funds or any of their respective affiliates to regulation as a bank holding company under the Bank Holding Company Act of 1956. By separate agreement, Harrison Steans has agreed to increase his investment in the Series C Preferred by an amount equal to the amount that the Prairie Capital Funds agreed to invest in shares of the Series C Preferred, minus the amount that the Prairie Capital Funds are permitted to invest in shares of the Series C Preferred without requiring further approval or consent of the Federal Reserve.

The description contained herein of the terms of the securities purchase agreement for the Series C Preferred and the subordinated debt transactions (and the transaction documents attached as exhibits thereto, including the forms of subordinated note and investor warrant), do not purport to be complete and are qualified in their entirety by reference to such documents, copies of which are attached as Exhibits 10.1 through 10.3 to this Current Report on Form 8-K, and are incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Registrant’s subordinated debt transaction set forth in Item 1.01 above is incorporated by reference herein.

Item 3.02.	Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference herein.

The Registrant offered the securities in the transactions described in Item 1.01 above in reliance on the exemptions from registration provided by Section 4(2) of the Act and Rule 506 of Regulation D thereunder. The Registrant relied on the exemption from registration provided under Section 4(2) of the Act based in part on representations made by the investors in the respective transaction documents, including representations with respect to each investor’s status as an accredited investor and investment intent with respect to the acquired securities. To the extent that any shares of common stock of the Registrant are issued upon conversion of any of the shares of preferred stock described in Item 1.01 above, such shares of common stock will be issued in transactions anticipated to be exempt from registration under Section 3(a)(9) of the Act, because no commission or other remuneration will be paid in connection with such conversions and any resulting issuance of shares of common stock. To the extent any shares of common stock are issued upon the exercise of the warrants described in Item 1.01 above, such shares will be issued in transactions anticipated to be exempt from registration under Section 4(2) of the Act and Rule 506 of Regulation D thereunder or, in the case of “cashless exercise” of the warrants, Section 3(a)(9) of the Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Securities Purchase Agreement, dated May 21, 2010, by and among the Registrant, the investors listed on the Schedule of Preferred Buyers attached thereto and the investors listed on the Schedule of Subdebt Buyers attached thereto (with other transaction documents attached as exhibits thereto, including the forms of Certificate of Designations of 8% Non-Cumulative, Convertible Perpetual Preferred Stock, Series C of the Registrant, Registration Rights Agreement, subordinated note and warrant).

10.2	Acknowledgement, dated May 21, 2010, by the Registrant to the Prairie Capital Funds.

10.3	Investment Agreement, dated May 21, 2010, between Harrison Steans and the Registrant.

99.1	Press release, dated May 21, 2010, announcing the Registrant’s entry into a definitive agreement with respect to the sale of preferred stock and subordinated notes and warrants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAYLOR CAPITAL GROUP, INC.

By:	/S/ STEVEN H. SHAPIRO
Steven H. Shapiro
General Counsel and Corporate Secretary

Dated: May 24, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated May 21, 2010, by and among the Registrant, the investors listed on the Schedule of Preferred Buyers attached thereto and the investors listed on the Schedule of Subdebt Buyers attached thereto (with other transaction documents attached as exhibits thereto, including the forms of Certificate of Designations of 8% Non-Cumulative, Convertible Perpetual Preferred Stock, Series C of the Registrant, Registration Rights Agreement, subordinated note and warrant).

10.2	Acknowledgement, dated May 21, 2010, by the Registrant to the Prairie Capital Funds.

10.3	Investment Agreement, dated May 21, 2010, between Harrison Steans and the Registrant.

99.1	Registrant’s Press Release, dated May 21, 2010, announcing the Registrant’s entry into a definitive agreement with respect to the sale of preferred stock and subordinated notes and warrants.